UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

CHARLTON ARIA ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42386	N/A
(State or other jurisdictions of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 W 9th St #848
Wilmington, DE 19801
(Address of principal executive offices)

(302) 319-3177
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A ordinary share, $0.0001 par value and one Right to acquire one-eighth of one Class A ordinary share	CHARU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CHAR	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-eighth of one Class A ordinary share	CHARR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2026, Charlton Aria Acquisition Corporation, a Cayman Islands exempted company (the “Company”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with KQC Quantum, Inc., a Delaware corporation (“Parent”), KQC MS Limited, a Cayman Islands exempted company and a wholly owned subsidiary of Parent (“Merger Sub”), and, for the limited purposes specified therein, Korea Quantum Computing Co., Ltd., a corporation organized under the laws of the Republic of Korea (“KQC Korea”) and ST Sponsor II Limited, a Cayman Islands exempted company (the “Sponsor”).

Business Combination Agreement

Structure of the Business Combination

Prior to the execution of the Business Combination Agreement, the shareholders of KQC Korea transferred all of the issued and outstanding shares of KQC Korea to Parent in exchange for shares of common stock of Parent (the “Reorganization”), with the result that Parent is the direct legal and beneficial owner of 100% of the issued and outstanding shares of KQC Korea. The Business Combination Agreement provides that the Reorganization is complete and that no further step in respect of KQC Korea is required in order to consummate the transactions contemplated by the Business Combination Agreement (the “Transactions”).

Immediately prior to, and conditioned upon the occurrence of, the Effective Time (as defined below), Parent will effect a share subdivision, share split, reverse share split, share dividend or other recapitalization of its common stock (the “Pre-Closing Recapitalization”) such that (i) a sufficient number of shares of Parent common stock is authorized but unissued to permit Parent to issue the shares issuable pursuant to the Business Combination Agreement, the shares reserved under the equity incentive plan to be adopted by Parent (the “Equity Incentive Plan”) and the Earnout Shares (as defined below), and (ii) the quotient of the Equity Value divided by the Fully Diluted Parent Stock (each as defined below) is equal to the Reference Price (as defined below). The Pre-Closing Recapitalization will be effected pro rata and will not alter the relative percentage interests among the existing holders of Parent common stock.

At the closing of the Transactions (the “Closing”), and in accordance with sections 232 to 239 of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”), Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned subsidiary of Parent (the time at which the Merger becomes effective, the “Effective Time”). Parent has agreed to apply, in its own name, for the initial listing on The Nasdaq Stock Market LLC (“Nasdaq”) of the shares of its Class A common stock, par value $0.0001 per share (“Parent Class A Common Stock”), to be issued pursuant to the Business Combination Agreement. The parties intend that, upon the Effective Time, Parent will be the successor issuer to the Company for purposes of Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Merger Consideration

At the Effective Time, by virtue of the Merger: (i) each Class A ordinary share of the Company issued and outstanding immediately prior to the Effective Time (other than shares validly redeemed and shares in respect of which dissenter rights have been validly exercised and not withdrawn or lost under section 238 of the Cayman Companies Act) will be cancelled and converted into the right to receive the Per Share Merger Consideration (as defined below); (ii) each Class B ordinary share of the Company (each, a “Founder Share”) issued and outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive the Per Share Merger Consideration, subject to any forfeiture, deferral or earn-back arrangements mutually agreed among the parties to the Business Combination Agreement; (iii) each right of the Company outstanding immediately prior to the Effective Time (each, a “Right”) will cease to represent a right to acquire Class A ordinary shares of the Company and will instead be cancelled and converted into a number of shares of Parent Class A Common Stock equal to the Per Share Merger Consideration divided by eight; and (iv) each unit of the Company outstanding immediately prior to the Effective Time that has not previously been separated will automatically be separated into its component Class A ordinary share and Right, which will be treated as described in clauses (i) and (iii) above.

The “Per Share Merger Consideration” is a number of shares of Parent Class A Common Stock equal to the quotient of (i) the Reference Price divided by (ii) the quotient of the Equity Value divided by the Fully Diluted Parent Stock. The “Equity Value” is $80,000,000. The “Reference Price” is the amount per Class A ordinary share of the Company that would be payable out of the Company’s trust account (the “Trust Account”) on a redemption, calculated in accordance with the Company’s amended and restated memorandum and articles of association (as amended) as of the date that is two business days prior to the date on which the proxy statement/prospectus relating to the Transactions is first mailed to the Company’s shareholders, or such other date as Parent and the Company may agree in writing. The “Fully Diluted Parent Stock” is the total number of shares of Parent common stock issued and outstanding immediately prior to the Effective Time, including any shares issuable in respect of the Convertible Debt (as defined below) or reserved under the Equity Incentive Plan, the continuing awards outstanding under the Equity Incentive Plan and the option grants to be made at the Closing. Because the Pre-Closing Recapitalization is required to be effected such that the quotient of the Equity Value divided by the Fully Diluted Parent Stock is equal to the Reference Price, the Per Share Merger Consideration is expected to be equal to one share of Parent Class A Common Stock.

No fractional shares of Parent Class A Common Stock will be issued in the Merger. In lieu thereof, each holder who would otherwise be entitled to a fractional share will receive an amount in cash, without interest, equal to the product of the Reference Price and the fraction concerned, rounded to the nearest whole cent.

Earnout

Following the Closing, the holders of Parent common stock as of immediately prior to the Effective Time (the “Parent Legacy Holders”) will be entitled to receive up to 1,500,000 additional shares of Parent common stock (the “Earnout Shares”), measured after giving effect to the Pre-Closing Recapitalization, in three separate tranches of 500,000 shares each during the five years commencing on the date of the Closing (the “Earnout Period”). A tranche is earned when the daily volume-weighted average trading price of Parent Class A Common Stock equals or exceeds $12.50, $15.00 or $20.00, respectively, on any 20 trading days within any 30 consecutive trading days entirely within the Earnout Period. Each tranche may be earned only once, and more than one tranche may be earned during the same period. Upon a change of control of Parent during the Earnout Period, all Earnout Shares not previously issued will be deemed earned and will be issued immediately prior to the consummation of such change of control.

Convertible Debt

KQC Korea has outstanding convertible bonds and other convertible debt instruments (the “Convertible Debt”). Because KQC Korea is not a constituent company in the Merger, the Convertible Debt will not be assumed by the surviving company by operation of the Merger. Prior to the Closing, Parent has agreed to use, and to cause KQC Korea to use, reasonable best efforts to obtain from each holder of Convertible Debt a written consent and amendment providing that KQC Korea will remain the obligor in respect of the Convertible Debt and that, upon conversion following the Closing, the holder will receive shares of Parent Class A Common Stock in lieu of shares of KQC Korea.

Governance Following the Closing

Effective as of the Effective Time, the board of directors of Parent will consist of seven directors, comprising four directors designated by Parent and three directors designated by the Company, together with the number of directors qualifying as “independent” within the meaning of the applicable Nasdaq listing rules and SEC regulations required to satisfy Nasdaq’s initial and continued listing standards, one of whom will be designated by the Company and three of whom will be designated by Parent. Parent will establish an audit committee, a compensation committee and a nominating and corporate governance committee, each satisfying the applicable Nasdaq and SEC requirements.

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations, warranties and covenants of the parties. The representations and warranties do not survive the Closing, and there are no post-Closing indemnification obligations under the Business Combination Agreement, in each case other than in respect of fraud or wilful breach. The covenants include, among others, covenants relating to the conduct of the respective businesses of the Company and of Parent and its subsidiaries prior to the Closing, the preparation and filing by Parent of a registration statement on Form S-4 (the “Registration Statement”) that will include a proxy statement of the Company and a prospectus of Parent, the Company’s pursuit of an extension of the deadline by which it must consummate an initial business combination, reciprocal exclusivity, Parent’s efforts to satisfy Nasdaq’s initial listing requirements, the parties’ cooperation in seeking a private placement financing and any backstop arrangement, and Parent’s responsibility for the costs and expenses of the Transactions, subject to a cap of $2,500,000 and specified exceptions.

Parent has also agreed to engage, and to cause KQC Korea to engage, an independent registered public accounting firm registered with the Public Company Accounting Oversight Board (the “PCAOB”) and reasonably acceptable to the Company no later than 15 business days after the date of the Business Combination Agreement, to convert the historical financial statements of Parent and its subsidiaries from Korean generally accepted accounting principles to generally accepted accounting principles in the United States, and to deliver audited consolidated financial statements for each period required by Regulation S-X to be included in the Registration Statement, audited in accordance with the standards of the PCAOB, no later than November 30, 2026. Parent has further agreed to deliver such additional, updated or re-audited financial statements as are necessary in order that the Registration Statement contains financial statements satisfying the age requirements of Regulation S-X at the time the Registration Statement is declared effective including, if the Registration Statement has not been declared effective on or before February 14, 2027, to deliver audited consolidated financial statements for the fiscal year ended December 31, 2026, audited in accordance with the standards of the PCAOB.

The Business Combination Agreement provides that, at any time prior to receipt of the approval of the Company’s shareholders, the board of directors of the Company may, subject to specified notice and matching rights in favor of Parent, change its recommendation in respect of the Transactions or cause the Company to terminate the Business Combination Agreement in order to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Business Combination Agreement), if the failure to take such action would be inconsistent with the fiduciary duties of the board of directors of the Company under applicable law.

Conditions to Closing

The obligation of each party to consummate the Transactions is subject to the satisfaction or waiver of customary conditions, including: the absence of any law or order prohibiting the Transactions; receipt of the approval of the Company’s shareholders; the Registration Statement having been declared effective under the Securities Act of 1933, as amended (the “Securities Act”), with no stop order in effect or threatened; approval for listing on Nasdaq of the shares of Parent Class A Common Stock to be issued pursuant to the Business Combination Agreement, subject only to official notice of issuance; approval of an extension of the deadline by which the Company must consummate an initial business combination to a date not earlier than the date of the Closing; the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and the aggregate cash available at the Closing, including funds remaining in the Trust Account after giving effect to all shareholder redemptions and the net proceeds of any private placement financing, being not less than $30,000,000 or such other amount as the Company and Parent may agree in writing (the “Minimum Net Cash Condition”).

The obligation of the Company to consummate the Transactions is subject to additional conditions, including the accuracy of the representations and warranties of Parent and Merger Sub and their performance of their covenants, delivery of the PCAOB-audited financial statements described above, the execution and delivery of ancillary agreements, receipt of consents in respect of the Convertible Debt, receipt of other specified consents, approvals and filings, Parent’s procurement of a directors’ and officers’ liability insurance “tail” policy, the filing of Parent’s amended and restated certificate of incorporation, the adoption of the Equity Incentive Plan and the making of the option grants contemplated at the Closing, Parent’s delivery of an independent valuation report addressing the fair market value of Parent as of a date not more than 60 days prior to the date of the Closing, and the absence of a continuing Parent Material Adverse Effect (as defined in the Business Combination Agreement). The obligation of Parent and Merger Sub to consummate the Transactions is subject to additional conditions, including the accuracy of the Company’s representations and warranties and its performance of its covenants, the execution and delivery of the ancillary agreements, the instruction of the trustee to release the funds in the Trust Account, the Company’s receipt of an independent fairness opinion from a U.S.-credentialed financial adviser reasonably acceptable to Parent, and the absence of a continuing SPAC Material Adverse Effect (as defined in the Business Combination Agreement).

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing in specified circumstances, including: by mutual written consent of Parent and the Company; by either Parent or the Company if the Closing has not occurred on or before June 30, 2027, which date is automatically extended for an additional 60 days if the Registration Statement has been filed with the SEC but has not yet been declared effective; by either party if a governmental authority has issued a final and non-appealable order permanently prohibiting the Transactions; by either party if the approval of the Company’s shareholders is not obtained at the meeting convened for that purpose; by either party if the extension of the Company’s deadline to consummate an initial business combination is not approved, if that deadline passes without the Closing having occurred, or if the Company becomes required to redeem its Class A ordinary shares and liquidate the Trust Account; by either party upon an uncured breach by the other party; by either party if the Minimum Net Cash Condition is incapable of being satisfied as of the date of the Closing; by the Company if the financial statements described above are not delivered by the applicable date specified in the Business Combination Agreement; by the Company in order to enter into a definitive agreement providing for a Superior Proposal, subject to compliance with the applicable notice and matching provisions; and by the Company if, during the 45-day period following the date of the Business Combination Agreement, it discovers any fact, circumstance or condition relating to Parent and its subsidiaries that it reasonably believes is material and adverse to them, individually or in the aggregate.

Upon a valid termination, the Business Combination Agreement will become void without liability on the part of any party, except that no termination will relieve any party of liability for fraud or wilful breach and except that specified provisions, including those relating to confidentiality, the extension, the costs and expenses of the Transactions and the effect of termination, will survive in accordance with their terms.

Intended Tax Treatment

For United States federal income tax purposes, the parties intend that the Merger, together with the Reorganization, will satisfy the requirements of Section 351 of the Internal Revenue Code of 1986, as amended.

The foregoing description of the Business Combination Agreement is not complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Business Combination Agreement contains representations, warranties and covenants that the parties made to one another as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Business Combination Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms, including qualification by disclosure schedules that are not filed publicly and that may apply contractual standards of materiality in a way that differs from what may be viewed as material to shareholders. Accordingly, investors should not rely on the representations, warranties and covenants, or any description of them, as characterizations of the actual state of facts or condition of any party or any of its affiliates.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, the Company, Parent and the Sponsor entered into a Sponsor Support Agreement, dated October 6, 2026 (the “Sponsor Support Agreement”). The Sponsor holds 255,000 Class A ordinary shares of the Company underlying the Company’s private placement units and 1,905,000 Founder Shares (collectively, the “Sponsor Shares”).

Pursuant to the Sponsor Support Agreement, during the period from the date of the Sponsor Support Agreement until the earlier of the Closing and the valid termination of the Business Combination Agreement, the Sponsor has agreed, for the benefit of Parent, to (i) cause all Sponsor Shares to be counted as present at the meeting of the Company’s shareholders convened to approve the Transactions, including any adjournment or postponement of that meeting, for purposes of calculating a quorum, (ii) vote all Sponsor Shares in favor of the proposals to be submitted to the Company’s shareholders in connection with the Transactions, (iii) not redeem any Sponsor Shares, including in connection with that meeting or any meeting convened to approve an extension of the deadline by which the Company must consummate an initial business combination, and (iv) comply with the transfer restrictions set forth in the letter agreement, dated October 24, 2024, among the Company, the Sponsor and certain officers and directors of the Company (the “Insider Letter”), subject to the exceptions set forth therein. Any permitted transferee of Sponsor Shares must enter into a written agreement with Parent and the Company agreeing to be bound by the provisions of the Sponsor Support Agreement and the Insider Letter.

The Company has agreed to enforce the Insider Letter in accordance with its terms and not to amend, modify or waive any provision of the Insider Letter without the prior written consent of Parent, which consent may not be unreasonably withheld, delayed or conditioned. The Sponsor Support Agreement also contains customary representations and warranties of the Sponsor, including as to its ownership of the Sponsor Shares, and provides that securities of the Company subsequently issued to, or acquired by, the Sponsor will be subject to its terms. The Sponsor Support Agreement terminates on the earlier of the Closing and the valid termination of the Business Combination Agreement in accordance with its terms.

The foregoing description of the Sponsor Support Agreement is not complete and is qualified in its entirety by reference to the full text of the Sponsor Support Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Parent Support Agreement

In connection with the Business Combination Agreement, on October 6, 2026, the Company, Parent and certain stockholders of Parent (the “Supporting Parent Stockholders”) entered into a Parent Support Agreement (the “Parent Support Agreement”). The Supporting Parent Stockholders hold in the aggregate 910,621 shares of Parent common stock (such shares, the “Subject Stock”).

Pursuant to the Parent Support Agreement, during the period from the date of the Parent Support Agreement until the earlier of the Closing and the valid termination of the Business Combination Agreement (the “Interim Period”), each Supporting Parent Stockholder has agreed, with respect to all of its Subject Stock, to (i) be present, or be counted as present, for purposes of establishing a quorum at each meeting of Parent’s stockholders at which such holder is entitled to vote, (ii) vote, or deliver a written consent, in favor of the adoption and approval of the Pre-Closing Recapitalization, the Merger, the Business Combination Agreement, the ancillary agreements, any amendments to Parent’s organizational documents and the other Transactions, (iii) vote against any acquisition proposal or other proposal for the acquisition of Parent, any proposal that could reasonably be expected to delay or impair Parent’s ability to consummate the Transactions, and any proposal in competition with or materially inconsistent with the Business Combination Agreement or the ancillary agreements, and (iv) vote against any material change in Parent’s present capitalization, organizational documents, corporate structure or business other than as contemplated by the Business Combination Agreement or the ancillary agreements. Any written consent requested by Parent must be delivered within 24 hours of the request.

Each Supporting Parent Stockholder has also agreed to execute and deliver related documentation and take other action in support of the Transactions as reasonably requested by Parent or the Company, including stockholder written consents and applicable ancillary agreements, and the Parent Support Agreement contemplates that certain of the Supporting Parent Stockholders will enter into a Lock-Up Agreement.

During the Interim Period, each Supporting Parent Stockholder has agreed not to, without the Company’s prior written consent, transfer, pledge, encumber or otherwise dispose of any Subject Stock, enter into any contract, option, derivative or hedging arrangement with respect to a transfer of Subject Stock, grant any proxy or power of attorney with respect to the Subject Stock, permit any lien on the Subject Stock other than specified permitted exceptions, deposit the Subject Stock in a voting trust or subject it to any voting arrangement other than a stockholders’ agreement effective only from and after the Closing, or take any action that would have the effect of adversely affecting the Supporting Parent Stockholder’s ability to perform its obligations. Parent has agreed not to permit or effect any transfer of Subject Stock in violation of the Parent Support Agreement.

Subject to and conditioned upon, and effective as of, the Closing, each Supporting Parent Stockholder will release the Company, Parent and their respective past and present directors, officers, employees, agents, predecessors, successors, assigns and subsidiaries from claims arising out of or relating to such holder’s capacity as a current or former holder of equity securities of Parent in respect of acts, omissions, events or circumstances occurring or existing at or prior to the Closing. The release excludes, among other things, claims arising under the Business Combination Agreement, the Parent Support Agreement and the other ancillary agreements, rights to indemnification, exculpation, contribution, reimbursement or advancement of expenses under Parent’s or KQC Korea’s organizational documents or any indemnity agreement, rights under any directors’ and officers’ liability insurance or tail policy, and claims for compensation, expense reimbursement or benefits or under any employment or similar agreement with any Group Company.

The foregoing description of the Parent Support Agreement is not complete and is qualified in its entirety by reference to the full text of the Parent Support Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Ancillary Agreements

At or prior to the Closing, the Sponsor and each Parent Legacy Holder holding five percent or more of the outstanding shares of Parent common stock as of immediately prior to the Effective Time will enter into a lock-up agreement with the Company and Parent (each, a “Lock-Up Agreement”), in the form attached as an exhibit to the Business Combination Agreement. Pursuant to the Lock-Up Agreements, each such holder will agree not to transfer the shares of Parent common stock issued, issuable or retained by such holder in connection with the Transactions, together with any securities paid as dividends or distributions in respect of those shares or into which those shares are exchanged or converted (such holder’s “Restricted Securities”), during the period commencing on the date of the Closing and ending on the earliest of (x) the date that is six months after the Closing, (y) with respect to up to 50% of such holder’s Restricted Securities, the date on which the closing price of the Parent Class A Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30 consecutive trading day period commencing after the date of the Closing, and (z) the date on which Parent completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all holders of Parent common stock having the right to exchange their shares for cash, securities or other property.

The Business Combination Agreement further contemplates that, at the Closing, Parent, the Sponsor and certain Parent Legacy Holders will enter into a registration rights agreement.

The foregoing description of the Lock-Up Agreements is not complete and is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is included as Exhibit A to Exhibit 2.1 to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 7, 2026, the Company and Parent issued a joint press release announcing the execution of the Business Combination Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information furnished under this Item 7.01.

Important Information About the Transactions and Where to Find It

In connection with the Transactions, Parent intends to file with the SEC the Registration Statement, which will include a preliminary proxy statement of the Company and a preliminary prospectus of Parent. After the Registration Statement is declared effective, the Company will mail a definitive proxy statement/prospectus to its shareholders. This Current Report on Form 8-K does not contain all of the information that should be considered concerning the Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Transactions. The Company’s shareholders and other interested persons are urged to read, when available, the preliminary proxy statement/prospectus, any amendments thereto and the definitive proxy statement/prospectus, as well as the other documents filed with the SEC in connection with the Transactions, because these documents will contain important information about the Company, Parent, KQC Korea and the Transactions. Shareholders will be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to Charlton Aria Acquisition Corporation, 221 W 9th St #848, Wilmington, DE 19801.

Participants in the Solicitation

The Company, Parent and KQC Korea, and their respective directors and executive officers, may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Transactions. Shareholders and other interested persons may obtain more detailed information regarding the names and interests of the Company’s directors and executive officers in the Company’s filings with the SEC, including its Annual Report on Form 10-K and the other documents filed by the Company with the SEC from time to time. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from the Company’s shareholders in connection with the Transactions, including a description of their direct and indirect interests, which may in some cases be different from those of the Company’s shareholders generally, will be set forth in the proxy statement/prospectus when it becomes available. Shareholders and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decision.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase, any security of the Company, Parent, KQC Korea or any of their respective affiliates, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale would be unlawful under the laws of that jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, among others, statements regarding the anticipated timing, structure, benefits and terms of the Transactions, the satisfaction of the conditions to the Closing, the expected delivery of audited financial statements, the anticipated listing of the Parent Class A Common Stock on Nasdaq, the level of redemptions by the Company’s shareholders, the availability and amount of any private placement financing or backstop arrangement, and the future business, operations and financial performance of Parent and its subsidiaries. Words such as “anticipate,” “believe,” “expect,” “estimate,” “intend,” “may,” “plan,” “will,” “would” and similar expressions identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on management’s current expectations and assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied. These include, among others: the risk that the Transactions are not completed on a timely basis or at all; the failure to obtain the approval of the Company’s shareholders or approval of an extension of the deadline by which the Company must consummate an initial business combination; the failure to satisfy the Minimum Net Cash Condition, whether as a result of redemptions or otherwise; the failure to obtain or maintain the listing of the Parent Class A Common Stock on Nasdaq; delays in the preparation, conversion, audit or delivery of the financial statements required for the Registration Statement; the timing of the SEC’s review of the Registration Statement; the outcome of any legal proceedings relating to the Transactions; the ability to obtain the consents of the holders of the Convertible Debt and any other consents Parent must obtain in order to consummate the Transactions; risks relating to the business, operations and regulatory environment of KQC Korea in the Republic of Korea; and the other risks and uncertainties described in the Company’s filings with the SEC and to be described in the Registration Statement and the proxy statement/prospectus when available. Forward-looking statements speak only as of the date of this Current Report on Form 8-K, and none of the Company, Parent or KQC Korea undertakes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Business Combination Agreement, dated as of October 6, 2026, by and among the Company, Parent, Merger Sub, and, for the limited purposes specified therein, KQC Korea and the Sponsor.
10.1	Sponsor Support Agreement, dated October 6, 2026, by and among the Company, Parent and the Sponsor.
10.2	Parent Support Agreement, dated October 6, 2026, by and among the Company, Parent and the stockholders of Parent party thereto.
99.1	Press release dated October 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charlton Aria Acquisition Corporation

/s/ Jung Min Lee
	Name:	Jung Min Lee
	Title:	Chief Executive Officer

Date: October 7, 2026